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                                                              EXHIBIT 21


                                  SUBSIDIARIES
                                ---------------



                                     Jurisdiction of            Percentage Owned
Subsidiaries                         Incorporation               By  Registrant
------------                         -------------               --------------

DCA  Medical  Services, Inc.               Florida                         100%
DCA  of  Central  Valdosta,  LLC           Georgia                          70%
DCA  of  Fitzgerald,  LLC                  Georgia                          70%
DCA  of  Hawkinsville,  LLC                Georgia                         100%
DCA  of  Homerville,  LLC                  Georgia                         100%
DCA  of  So.  Ga.,  LLC                    Georgia                         100%
DCA  of  Royston,  LLC                     Georgia                         100%
DCA  of  Lawrenceburg,  LLC                Indiana                          60%
DCA  of  Chevy  Chase,  LLC                Maryland                         80%
DCA  of  Manahawkin,  Inc.                 New  Jersey                      80%
DCA  of  Vineland,  LLC                    New  Jersey                      51%
DCA of Cincinnati, LLC                     Ohio                             60%
DCA  of Carlisle, Inc.                     Pennsylvania                     80%
DCA  of  Chambersburg, Inc.                Pennsylvania                     80%
DCA  of  Lemoyne,  Inc.                    Pennsylvania                    100%
DCA of Mechanicsburg, LLC                  Pennsylvania                    100%
DCA  of Wellsboro, Inc.                    Pennsylvania                    100%
DCA  of  Warsaw,  LLC                      Virginia                        100%


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